Exhibit 4.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of March 25, 2014 (as amended, modified or otherwise supplemented from time to time, the “Agreement”), is entered into by and among Tower Semiconductor Ltd., a company formed under the laws of Israel (the “Company”), and the Holders (as defined below).

WHEREAS, the Company, Jazz Technologies, Inc., a Delaware corporation (“Jazz”), certain subsidiaries of Jazz, and the Exchanging Holders (defined below) are parties to the Exchange Agreement dated March 19, 2014 (as amended, modified or otherwise supplemented from time to time, the “Exchange Agreement”), which provides for the issuance to the Exchanging Holders by Jazz of $48,307,000 aggregate principal amount of Jazz’s 8% Convertible Senior Notes due 2018 (the “Notes”) which are convertible into ordinary shares of the Company, par value New Israeli Shekels 15.00 per share (the “Ordinary Shares”), in exchange for $44,623,000 aggregate principal amount of 8% Senior Notes due 2015 issued by Jazz.

WHEREAS, the Company, Jazz and the New Money Holders (defined below) are parties to the Note Purchase Agreement dated March 19, 2014 (as amended, modified or otherwise supplemented from time to time, the “Note Purchase Agreement”), which provides for the issuance to the New Holders by Jazz of $10,000,000 aggregate principal amount of Notes, in consideration for $9,233,610.35 in cash.

WHEREAS, as an inducement to the Exchanging Holders to enter into the Exchange Agreement and the New Money Holders to enter into the Note Purchase Agreement,  the Company has agreed to provide to the Holders the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the closing under the Exchange Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.           Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Date” shall mean the first date of the original issuance of the Notes.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Agreement” shall have the meaning set forth in the preamble.

“Exchanging Holders” shall mean each of the holders listed on Schedule 1 hereto.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities.

“Holders” shall mean the Exchanging Holders, the New Money Holders, and each of their respective successors, assigns and direct and indirect transferees who become owners of Registrable Securities, for so long as they own any Registrable Securities.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture, dated as of March 25, 2014, among Jazz, the Company, the subsidiary guarantors from time to time party thereto and U.S. Bank National Association, as trustee, relating to the Notes, and as the same may be amended from time to time in accordance with the terms thereof.

“Inspector” shall have the meaning set forth in Section 3(a)(xii) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the Ordinary Shares registered under the Shelf Registration Statement constituting Registrable Securities; provided that for purposes of any determination of the Majority Holders, the Holders of Notes will be counted on an as-converted basis; provided further that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“New Money Holders” shall mean each of the holders listed on Schedule 2 hereto.

“Note Purchase Agreement” shall have the meaning set forth in the preamble.

“Notes” shall have the meaning set forth in the preamble.

“Notice and Questionnaire” means a notice and questionnaire in substantially the form attached hereto as Annex A.

“Ordinary Shares” shall have the meaning set forth in the preamble.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

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“Registrable Securities” shall mean the  Ordinary Shares issuable upon conversion of the Notes; provided that such  Ordinary Shares shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Ordinary Shares has become effective under the Securities Act and such Ordinary Shares have been disposed of pursuant to such Shelf Registration Statement, (ii) such Ordinary Shares have been sold pursuant to Rule 144, or (iii) such Ordinary Shares are eligible to be sold pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act and the holding period contemplated by Rule 144(d)(ii) has passed and such shares may be freely sold without compliance with the volume or manner of sale requirements of Rule 144 pursuant to Rule 144(b)(1) or such shares may otherwise be resold under any similar provision allowing the resale of such shares without restriction), and in any instance covered by this clause (iii) the Company shall have notified the transfer agent that such shares need not bear any restrictive legend and instructed the transfer agent to remove  any such legend and associated stop transfer instructions.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation:  (i) all SEC, stock exchange or Financial Industry Regulatory Authority, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement,  (iv) the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders) and (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(a) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Staff” shall mean the staff of the SEC.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

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2.                Registration Under the Securities Act.

(a)             The Company shall use its commercially reasonable efforts to cause to be filed as soon as practicable, and in any event no later than 60 days after the Closing Date, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective no later than 120 days after the Closing Date.  The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until all of the Ordinary Shares issued upon conversion of the Notes cease to be Registrable Securities  (the “Shelf Effectiveness Period”).  The Company further agrees to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use its commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable.  The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(b)             The Company shall pay all Registration Expenses in connection with any registration pursuant to this Section 2.  Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(c)             A Shelf Registration Statement will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

(d)             Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) hereof.

(e)             At least 15 Business Days prior to the filing thereof, the Company will give notice of its intention to file the Shelf Registration Statement to the Holders.  Each Holder of Registrable Securities agrees to deliver a Notice and Questionnaire and such information as the Company may reasonably request in writing, if any, to the Company at least five Business Days prior to the anticipated effective date of the Shelf Registration Statement as so notified by the Company.  If a Holder does not deliver a Notice and Questionnaire and provide the information the Company may reasonably request, that Holder will not be named as a selling securityholder in the Prospectus and will not be permitted to sell its securities under the Shelf Registration Statement.  From and after the effective date of the Shelf Registration Statement, the Company shall use commercially reasonable efforts, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five Business Days after such date, (i) if required by applicable law, to file with the Commission a post-effective amendment to the Shelf Registration Statement; and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; or to prepare and, if permitted or required by applicable law, to file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided that the Company shall not be required to file a supplement or post-effective amendment during any period contemplated by Section 3(c); (ii) provide such Holder, upon request, copies of any documents filed pursuant to Section 2(e)(i) hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(e)(i) hereof; provided that if such Notice and Questionnaire is delivered during a period contemplated by Section 3(c), the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of such period in accordance with Section 3(i) hereof.

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(f)             The Company shall comply with all applicable rules and regulations of the SEC and shall make generally available to its securityholders an earnings statement satisfying the provisions of Section 11(a) and Rule 158 of the Securities Act (in either case, or such longer period as permitted by the SEC pursuant to Rule 12b-25 promulgated under the Exchange Act) no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

(g)            The Company represents, warrants and covenants that it (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus.

(h)           As soon as practicable after the first anniversary of the date on which Ordinary Shares are issued upon conversion of the Notes, the Company shall, by written instruction to the transfer agent for the Ordinary Shares, remove any restrictive legends on such Ordinary Shares issued upon exercise of the Notes and shall notify the applicable Holder of the removal of such legend.

3.                Registration Procedures.

(a)             In connection with its obligations pursuant to Section 2(a) hereof, the Company shall as expeditiously as possible:

(i)      prepare and file with the SEC a Shelf Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company, (y) shall be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)      prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities;

(iii)     furnish to each Holder of Registrable Securities, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus or preliminary prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company consents to the use of such Prospectus, preliminary prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or any amendment or supplement thereto in accordance with applicable law;

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(iv)     use its commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by the Shelf Registration Statement shall reasonably request in writing by the time the Shelf Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(v)      notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when the Shelf Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective and when any amendment or supplement to the Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to the Shelf Registration Statement or Prospectus or for additional information after the Shelf Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of the Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of the Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period the Shelf Registration Statement is effective that makes any statement made in the Shelf Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement or any amendment or supplement to the Prospectus would be appropriate;

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(vi)      use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

(vii)     furnish to each Holder of Registrable Securities, without charge, at least one manually executed copy of the Shelf Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(viii)   cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names as such Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(ix)      upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use its commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

(x)      a reasonable time prior to the filing of the Shelf Registration Statement, any Prospectus, any amendment to the Shelf Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into the Shelf Registration Statement or a Prospectus after initial filing of the Shelf Registration Statement, provide copies of such document to the Holders of Registrable Securities and their counsel and make such of the representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities or their counsel available for discussion of such document; and the Company shall not, at any time after initial filing of the Shelf Registration Statement, use or file any Prospectus, any amendment of or supplement to the Shelf Registration Statement or a Prospectus, or any document that is to be incorporated by reference into the Shelf Registration Statement or a Prospectus, of which the Holders of Registrable Securities and their counsel shall not have previously been advised and furnished a copy or to which the Holders of Registrable Securities or their counsel shall object;

(xi)      [intentionally omitted];

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(xii)     make available for inspection by a representative of the Holders of the Registrable Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to the Shelf Registration Statement, any attorneys and accountants designated by a majority of the Holders of Registrable Securities to be included in the Shelf Registration and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with the Shelf Registration Statement; provided that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter and such Inspector, Holder or Underwriter shall use commercially reasonable efforts to provide notice, to the extent permitted by law, to the Company of any potential disclosure by such Inspector, Holder or Underwriter of information under this Section 3(a)(xii) which is identified as confidential or proprietary pursuant to this clause to permit the Company to obtain a protective order;

(xiii)     use its commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which the Ordinary Shares of the Company are then listed, to the extent such Registrable Securities satisfy applicable listing requirements;

(xiv)    if reasonably requested by any Holder of Registrable Securities, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing;

(xv)     enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Shelf Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities, (3) obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Shelf Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings of securities similar to the Registrable Securities, including but not limited to financial information contained in any preliminary prospectus or Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings of securities similar to the Registrable Securities, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

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(b)            The Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c)             Each Holder of Registrable Securities covered in the Shelf Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v)(3) or 3(a)(v)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(ix) hereof and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)             If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall extend the period during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

(e)            The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering.

4.             Reserved.

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5.             Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Holder and their respective affiliates, directors and officers and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus used in violation of this Agreement or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Holder furnished to the Company in writing through such selling Holder expressly for use therein.  In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Shelf Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b)           Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the other selling Holders, the directors of the Company, each officer of the Company who signed the Shelf Registration Statement and each Person, if any, who controls the Company, and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Shelf Registration Statement and any Prospectus; provided, however, that the obligations of a Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder of Registrable Securities sold in connection with such registration.

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(c)           If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm (x) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (y) in all other cases shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Securities, on the one hand, and by the Holders from receiving Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

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(f)            The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)           The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company and (iii) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.             General.

(a)           No Inconsistent Agreements.  The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)           Amendments and Waivers.   The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the Ordinary Shares (determined on an as-converted basis) constituting Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.  Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Exchanging Holders, the address set forth in the Exchange Agreement, and with respect to the New Money Holders, the address set forth in the Note Purchase Agreement; (ii) if to the Company, initially at the Company’s address set forth in the Exchange Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Exchange Agreement and Note Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

12

(d)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Exchange Agreement or the Note Purchase Agreement, as applicable.  If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

(e)           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)           Headings.  The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(g)           Governing Law.  This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(h)           Entire Agreement; Severability.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  The Company and the Holders shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which becomes as close as possible to that of the invalid, void or unenforceable provisions.

(i)           Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder under this Agreement are several and not joint or joint and several with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement.  Nothing contained in this Agreement, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement.  Each Holder shall be entitled to independently protect and enforce its rights, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(j)           Obligations Limited. A copy of the Agreement and Declaration of Trust of each of Putnam Convertible Income-Growth Trust, Putnam High Yield Trust, Putnam High Yield Advantage Fund, Putnam High Income Securities Fund, Putnam Variable Trust, Putnam Asset Allocation Funds, and Putnam Funds Trust (each, a “Trust”) is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Trust as Trustees and not individually and that the obligations of or arising out of this instrument are not binding on any of the Trustees, officers or shareholders individually, but are binding only upon the trust property of each Trust. Furthermore, notice is given that the trust property of each series of Putnam Variable Trust, Putnam Asset Allocation Funds, and Putnam Funds Trust is separate and distinct and that the obligations of each such Trust under or arising out of this Agreement with respect to the series on behalf of which such Trust has executed this Agreement are separate and not joint or joint and several.

[Signature page follows]

13

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TOWER SEMICONDUCTOR LTD.

By:	/s/
Name
Title

Confirmed and accepted as of the date first above written:

PRINCIPAL GLOBAL OPPORTUNITIES SERIES PLC – PRINCIPAL SHORT DURATION HIGH YIELD

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PGI CIT GLOBAL CREDIT OPPORTUNITIES FUND

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PRINCIPAL GLOBAL CREDIT OPPORTUNITIES

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

EXPERT INVESTOR SICAV-SIF – ASTRUM FIXED INCOME GLOBAL CREDIT OPPORTUNITIES FUND

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PRINCIPAL GLOBAL INVESTORS COLLECTIVE INVESTMENT TRUST – MULTI-SECTOR FIXED INCOME FUND

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PGI CIT GLOBAL OPPORTUNITIES SERIES PLC – GLOBAL CREDIT ALPHA FUND

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

DAIWA PREMIUM TRUST – DAIWA/PRINCIPAL US SHORT DURATION HIGH YIELD BOND FUND

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

IOWA JUDICIAL RETIREMENT SYSTEM

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

MEIJER

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PAINTING INDUSTRY ANNUITY FUND

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PRINCIPAL FUNDS, INC. – BOND & MORTGAGE SECURITIES FUND

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PRINCIPAL GLOBAL INVESTORS FUND – HIGH YIELD FUND

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PRINCIPAL GLOBAL INVESTORS TRUST – HIGH YIELD FIXED INCOME FUND

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PRINCIPAL LIFE INSURANCE COMPANY ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS (PRINCIPAL LIFE INSURANCE COMPANY, DBA BOND & MORTGAGE SEPARATE ACCOUNT)

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PRINCIPAL LIFE INSURANCE COMPANY ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS (PRINCIPAL LIFE INSURANCE COMPANY, D/B/A PRINCIPAL LDI LONG DURATION SEPARATE ACCOUNT)

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PRINCIPAL VARIABLE CONTRACT FUNDS, INC. BALANCED

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC. – BOND & MORTGAGE SECURITIES ACCOUNT

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By: __________________________________
Name:
Title:

By: __________________________________
Name:
Title:

PRINCIPAL FUNDS, INC. – HIGH YIELD FUND

By: __________________________________
Name:
Title:

PUTNAM VARIABLE TRUST – PUTNAM VT HIGH YIELD FUND
PUTNAM HIGH YIELD TRUST
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM DYNAMIC ASSET ALLOCATION GROWTH FUND
PUTNAM DYNAMIC ASSET ALLOCATION BALANCED FUND
PUTNAM VARIABLE TRUST – PUTNAM VT GLOBAL ASSET ALLOCATION FUND
PUTNAM DYNAMIC ASSET ALLOCATION CONSERVATIVE FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM HIGH INCOME SECURITIES FUND
PUTNAM RETIREMENT INCOME FUND LIFESTYLE 3

Each by:
Putnam Investment Management, LLC

By: _________________________________________________ Name: Title:

A copy of the Agreement and Declaration of Trust of each above holder is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the trustees of such holder as trustees and not individually and that the obligations of or arising out of this Agreement are not binding on any of the trustees, officers or shareholders individually of such holder, but are binding only upon the trust property of such holder. Furthermore, notice is given that the trust property of any series of the series trust applicable to such holder, if applicable, is separate and distinct and that the obligations of or arising out of this Agreement are several and not joint or joint and several and are binding only on the trust property of such holder with respect to its obligations under this confirmation.

SEASONS SERIES TRUST (SUN AMERICA) – ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO

By:	Putnam Investment Management, LLC

By: _________________________________________________ Name: Title:

PUTNAM RETIREMENT ADVANTAGE GAA GROWTH PORTFOLIO
PUTNAM RETIREMENT ADVANTAGE GAA BALANCED PORTFOLIO

    Each by:  Putnam Fiduciary Trust Company

By: _________________________________________________ Name: Title:

PUTNAM WORLD TRUST – PUTNAM GLOBAL HIGH YIELD BOND FUND
PUTNAM HIGH YIELD FIXED INCOME FUND, LLC
LGT MULTI MANAGER BOND HIGH YIELD (USD)
STICHTING BEWAARDER SYNTRUS ACHMEA GLOBAL HIGH YIELD POOL
STICHTING PENSIOENFONDS VOOR FYSIOTHERAPEUTEN
LGT MULTI MANAGER CONVERTIBLE BONDS PORTFOLIO

Each by:
The Putnam Advisory Company, LLC

By: _________________________________________________ Name: Title:

ROCKVIEW SHORT ALPHA FUND LTD.

By: ________________________________
Name:
Title:

ROCKVIEW TRADING LTD.

By: ________________________________
Name:
Title:

NORTHERN LIGHTS FUND TRUST – ALTEGRIS FIXED INCOME LONG SHORT FUND

By: ________________________________
Name:
Title:

BULWARKBAY CREDIT OPPORTUNITIES MASTER FUND LTD

By:  BulwarkBay Investment Group LLC, as its investment adviser

By: __________________________________
Name:  Joseph Canavan
Title: Chief Financial Officer